Exhibit 10.1

COOPERATION AGREEMENT

This Cooperation Agreement (this “Agreement”), dated as of April 20, 2023, is by and among Park Aerospace Corp., a New York corporation (the “Company”) and Huffman Prairie Holdings, LLC, a Delaware limited liability company, and the other entities set forth in the signature pages hereto (each, a “Huffman Party,” and together, the “Huffman Parties”). In consideration of and reliance upon the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Huffman Parties and the Company agree as follows:

1.    Board Matters.

(a)    2023 Annual Meeting Nomination. The Company agrees that, provided that Shane Connor (“Mr. Connor”) is able and willing to serve on the Board:

(i)    at the 2023 annual meeting of shareholders of the Company (the “2023 Annual Meeting”), the Board of Directors of the Company (the “Board”) will nominate Mr. Connor, together with the other persons selected by the Board to be included in the Company’s slate of nominees for election as a director at the 2023 Annual Meeting, each as a director of the Company with a term expiring at the 2024 annual meeting of shareholders of the Company (the “2024 Annual Meeting”);

(ii)    the Board will recommend that the shareholders of the Company vote to elect Mr. Connor as a director of the Company at the 2023 Annual Meeting, in addition to such other directors as the Board may recommend for election;

(iii)    the Company will use its reasonable best efforts (which will include the solicitation of proxies) to obtain the election of Mr. Connor at the 2023 Annual Meeting (for the avoidance of doubt, the Company shall only be required to provide support and use efforts no less rigorous or favorable than the manner in which the Company supports the Board’s other director nominees with respect to their election at the 2023 Annual Meeting); and

(iv)    Subject to Mr. Connor’s election to the Board at the 2023 Annual Meeting, promptly following the 2023 Annual Meeting, the Board shall appoint Mr. Connor as a member of one of the Board’s standing committees. Additionally, Mr. Connor will be considered for appointment to additional committees of the Board in accordance with the Company’s ordinary course review process through its Corporate Governance Committee.

(b)    2024 Annual Meeting Nomination. The Company agrees that, provided that Mr. Connor is able and willing to serve on the Board:

(i)    at the 2024 Annual Meeting, the Board will nominate Mr. Connor, together with the other persons selected by the Board to be included in the Company’s slate of nominees for election as a director at the 2024 Annual Meeting, each as a director of the Company with a term expiring at the 2025 annual meeting of shareholders of the Company;

(ii)    the Board will recommend that the shareholders of the Company vote to elect Mr. Connor as a director of the Company at the 2024 Annual Meeting, in addition to such other directors as the Board may recommend for election; and

(iii)    the Company will use its reasonable best efforts (which will include the solicitation of proxies) to obtain the election of Mr. Connor at the 2024 Annual Meeting (for the avoidance of doubt, the Company shall only be required to provide support and use efforts no less rigorous or favorable than the manner in which the Company supports the Board’s other director nominees with respect to their election at the 2024 Annual Meeting).

(c)    Director Agreements, Arrangements and Understandings. Each of the Huffman Parties agrees that neither it nor any of its Affiliates (as defined below) (i) will pay any compensation to Mr. Connor or any member of the Board or any officer regarding such person’s service to the Company, including on the Board or any committee thereof (it being understood that this will not prohibit any compensation paid to Mr. Connor for his service to the Huffman Parties), or (ii) will have any agreement, arrangement or understanding, written or oral, with the Mr. Connor regarding his service to the Company, including on the Board or any committee thereof (which for the avoidance of doubt shall not include ordinary course employment agreements or arrangements with any of the Huffman Parties or their Affiliates). The Company acknowledges that no Company Policies (as defined below) shall be violated by Mr. Connor receiving indemnification and/or reimbursement of expenses from the Huffman Parties or their respective Affiliates, provided that Mr. Connor neither accepts nor receives compensation from the Huffman Parties or their respective Affiliates with respect to Mr. Connor’s service or action as a director of the Company.

(d)    Director Information. Mr. Connor will provide such information as the Company reasonably requests, including information required to be disclosed in a proxy statement or other filing under applicable law, stock exchange rules or listing standards, information in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance or legal obligations, and will consent to appropriate background checks, to the extent, in each case, consistent with the information and background checks required by the Company in accordance with past practice with respect to other members of the Board.

(e)    Company Policies. The parties acknowledge that Mr. Connor, upon election to the Board, will be governed by the same protections and obligations regarding confidentiality, conflicts of interest, related party transactions, fiduciary duties, codes of business conduct and ethics, trading and disclosure policies, and other governance or other guidelines and policies of the Company as other Independent directors of the Company (collectively, “Company Policies”), and, except as may be subsequently waived by the Huffman Parties in writing, shall have the same rights and benefits, including with respect to insurance, indemnification, compensation and fees, as are applicable to all Independent directors of the Company.

(f)    Resignation. Upon the earliest of: (i) such time as the Huffman Parties beneficially own less than a “net long position” of at least 40% of the Company Common Stock (as defined below) beneficially owned by the Huffman Parties on the date of this Agreement, (ii) such time as any Huffman Party or other Restricted Person (as defined below) materially breaches this Agreement or (iii) such time as Mr. Connor notifies the Company of his intent to resign from the Board, Mr. Connor shall promptly offer his written resignation to the Board for his immediate resignation, it being understood that it shall be in the Board’s sole discretion whether to accept or reject such resignation.

2.    Cooperation.

(a)    Voting of the Huffman Parties’ Shares. During the Cooperation Period (as defined below), each Huffman Party will cause all of the outstanding common stock, $0.10 par value per share, of the Company (“Company Common Stock”) that such Huffman Party or any of its controlling or controlled Affiliates has the right to vote (or to direct the vote) as of the applicable record date, to be present in person or by proxy for quorum purposes and to be voted at any meeting of shareholders of the Company or at any adjournments or postponements thereof, and to consent in connection with any action by written consent in lieu of a meeting, (w) in favor of each director nominated and recommended by the Board for election at any annual meeting held during the Cooperation Period, or, if applicable, any other meeting of shareholders of the Company during the Cooperation Period, (x) against any nominees for director that are not approved and recommended by the Board for election at any such meeting or through any such written consent, (y) against any proposals or resolutions to remove any member of the Board, and (z) in accordance with the recommendation of the Board on all other proposals or business that may be the subject of shareholder action at such meetings or pursuant to written consents to the extent that Mr. Connor, in his capacity as a member of the Board, has not voted against such recommendation; provided further that in the case of clause (z), if Mr. Connor, in his capacity as a member of the Board, has voted against such recommendation, then the Huffman Parties shall be permitted to vote in their sole discretion on such proposal, including any proposal related to any Extraordinary Transaction (as defined below).

(b)    Standstill. During the Cooperation Period, each Huffman Party will not, and will cause its controlling and controlled (and under common control) Affiliates and its and their respective Representatives acting on their behalf (collectively with the Huffman Parties, the “Restricted Persons”) to not, directly or indirectly, without the prior written consent, invitation, or authorization of or by the Company or the Board:

(i)    acquire, effect, or offer or agree to acquire, by purchase or otherwise, or direct any third party in the acquisition of, record or beneficial ownership of any securities of the Company or rights or options to acquire any securities of the Company, or engage in any swap or hedging transactions or other derivative agreements of any nature with respect to any securities of the Company, in each case, if such acquisition, offer, agreement or transaction would result, if consummated, in the Huffman Parties (together with their Affiliates) having beneficial ownership of or aggregate economic exposure to more than 9.99% of the Company Common Stock outstanding at such time;

(ii)    (A) call or seek to call (publicly or otherwise), alone or in concert with others, a meeting of the Company’s shareholders or to act by written consent (or the setting of a record date therefor), (B) seek, alone or in concert with others, election or appointment to, or representation on, the Board or nominate or propose the nomination of, or recommend the nomination of, any candidate to the Board, except as expressly set forth in Section 1, (C) make or be the proponent of any shareholder proposal to the Company or the Board or any committee thereof, (D) seek, alone or in concert with others the removal of any member of the Board, or (E) conduct a referendum of shareholders of the Company or engage in a “withhold” or similar campaign; provided that nothing in this clause (ii) (or clause (xv) to the extent applicable to this clause (ii)) will prevent the Huffman Parties or their Affiliates from taking non-public actions in a confidential manner in furtherance of privately identifying any director candidate in connection with the first annual meeting of shareholders of the Company following the Cooperation Period;

(iii)    make any request for any shareholder list or similar materials or other books and records of the Company or any of its subsidiaries, whether pursuant to Section 624 of the New York Business Corporation Law or other statutory or regulatory provisions providing for shareholder access to books and records;

(iv)    (A) engage in any “solicitation” (as such term is used in the proxy rules of the SEC but including, for the avoidance of doubt, solicitations of ten (10) or fewer shareholders which would otherwise be excluded from the definition of “solicitation” pursuant to Rule 14a-2(b)(2) promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of proxies or consents with respect to the election or removal of directors of the Company or any other matter or proposal relating to the Company or (B) become a “participant” (as such term is used in the proxy rules of the SEC) in any such solicitation of proxies or consents;

(v)    disclose to any third party, either publicly or in a manner that would reasonably be expected to result in or require public disclosure, its voting or consent intentions or votes as to matters submitted to a shareholder vote during the Cooperation Period (it being understood that instructing third parties to implement such votes or consents in a ministerial manner in accordance with this Agreement would not be a violation of this provision), except that such disclosures may be made to the extent legally required or permitted by the prior written consent of the Company;

(vi)    make or submit any proposal for, or offer of (with or without conditions), either alone or in concert with others, any tender offer, exchange offer, merger, amalgamation, consolidation, acquisition, business combination, recapitalization, restructuring, reorganization, liquidation, separation, dissolution, dilutive financing (including, without limitation, any dilutive “PIPE” capital-raising issuance transaction or any transaction requiring shareholder consent or approval) or other extraordinary transaction involving the Company (including its subsidiaries and joint ventures or any of their respective securities or assets) (each, an “Extraordinary Transaction”) either publicly or in a manner that would reasonably be expected to result in or require public disclosure (it being understood that the foregoing shall not restrict the Restricted Persons from tendering shares, receiving consideration or other payment for shares or otherwise participating in any Extraordinary Transaction, in each case on the same basis as other shareholders of the Company);

(vii)     make any proposal, either publicly or in a manner that would reasonably be expected to result in or require public disclosure, with respect to (A) any change in the number, term or identity of directors or the filling of any vacancies on the Board other than as provided under Section 1, (B) any change in the capitalization or capital allocation policy of the Company (including, for the avoidance of doubt, capital allocation policies relating to share repurchases or dividends), (C) any other change in the Company’s management, business or corporate structure, (D) any waiver, amendment or modification to the Amended Certificate of Incorporation or the Amended and Restated By-Laws of the Company (collectively, the “Organizational Documents”), (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange or (F) causing a class of securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(viii)     knowingly encourage or advise any third party or knowingly assist any third party in encouraging or advising any other person (A) with respect to the giving or withholding of any proxy or consent relating to, or other authority to vote, any securities of the Company or (B) in conducting any type of referendum relating to the Company (other than such encouragement or advice that is consistent with the Board’s recommendation in connection with such matter, or as otherwise specifically permitted under this Agreement);

(ix)    form, join, knowingly encourage or knowingly participate in or act in concert with any “group” as defined in Section 13(d)(3) of the Exchange Act, with respect to the Company or any of its securities, other than solely a group consisting solely of the Huffman Parties and any of their Affiliates;

(x)    enter into a voting trust, arrangement or agreement, or subject any securities of the Company to any voting trust, arrangement or agreement (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like), in each case other than (A) this Agreement, (B) solely with Affiliates of the Huffman Parties or (C) granting proxies to the Company in solicitations approved by the Board;

(xi)    engage in any short sale or any purchase, sale, or grant of any option, warrant, convertible security, stock appreciation right, or other similar right (including any put or call option or “swap” transaction) with respect to any security (other than any index fund, exchange traded fund, benchmark fund or broad basket of securities) that includes, relates to, or derives any significant part of its value from a decline in the market price or value of the Company’s securities;

(xii)    sell, offer or agree to sell, all or substantially all, directly or indirectly, through swap or hedging transactions or otherwise, voting rights decoupled from the underlying Company Common Stock held by a Restricted Person to any third party;

(xiii)     make any disclosure, communication, announcement or statement, either publicly or in a manner reasonably likely to result in or require public disclosure, regarding any intent, purpose, place or proposal with respect to the Board, the Company, its management, policies or affairs, strategy, operations, financial results, any of its securities or assets or this Agreement, except in a manner consistent with the Press Release and Disclosure (each as defined below) and the other provisions of this Agreement;

(xiv)     institute, solicit, assist or join, as a party, any litigation, arbitration, or other proceeding against or involving the Company, its Affiliates or any current or former directors or officers of the Company or any of its Affiliates (including derivative actions); provided, however, that for the avoidance of doubt, the foregoing shall not prevent any Restricted Person from (A) bringing litigation against the Company to enforce any provision of this Agreement instituted in accordance with and subject to Section 9, (B) making counterclaims with respect to any proceeding initiated by, or on behalf of, the Company or its Affiliates against a Restricted Person, (C) bringing bona fide commercial disputes that do not relate to the subject matter of this Agreement, (D) exercising any statutory appraisal rights, or (E) responding to or complying with a validly issued legal process;

(xv)    enter into any negotiations, agreements (whether written or oral), arrangements, or understandings with any third party to take any action that the Restricted Persons are prohibited from taking pursuant to this Section 2(b); or

(xvi)     make any request or submit any proposal to amend or waive the terms of this Section 2(b) (including this subclause), in each case publicly or which would reasonably be expected to result in a public announcement or disclosure of such request or proposal by the Company or any of the Restricted Persons.

Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement (including, but not limited to, the restrictions in this Section 2(b)) will prohibit or restrict any of the Restricted Persons from (A) making any factual statement to comply with any subpoena or other legal process or respond to a request for information from any governmental or regulatory authority with jurisdiction over such person from whom information is sought (so long as such process or request did not arise as a result of discretionary acts by the Restricted Person), (B) granting any liens or encumbrances on any claims or interests in favor of a bank or broker-dealer or prime broker holding such claims or interests in custody or prime brokerage in the ordinary course of business, which lien or encumbrance is released upon the transfer of such claims or interests in accordance with the terms of the custody or prime brokerage agreement(s), as applicable, (C) negotiating, evaluating and/or trading, directly or indirectly, in any index fund, exchange traded fund, benchmark fund or broad basket of securities which may contain or otherwise reflect the performance of, but not primarily consist of, securities of the Company or (D) providing its views privately to members of the Board or the Company’s Chief Executive Officer and financial or legal advisors that have been identified by the Chief Executive Officer to the Huffman Parties as appropriate contacts, so long as such communication would not reasonably be expected to require or result in any public disclosure of such communications or the content thereof by the Company or any of the Restricted Persons. Furthermore, nothing in this Agreement shall prohibit or restrict Mr. Connor from exercising his rights and fiduciary duties as a director of the Company in his capacity as a director of the Company, or restrict him from engaging in discussions solely among other members of the Board and/or management, advisors, Representatives or agents of the Company; provided that any such discussions are limited to communications in his capacity as a director and conducted privately in a manner that is not reasonably likely to result in or require public disclosure.

3.    Public Disclosure. Not later than 9:30 a.m. Eastern Time on April 21, 2023, the Company shall issue a press release in the form attached to this Agreement as Exhibit A (the “Press Release”). Substantially concurrently with the release of the Press Release or otherwise not later than four business days after the date of this Agreement, the Company will publicly disclose this Agreement (the “Disclosure”) by filing a Current Report on Form 8-K, which shall be in form and substance reasonably acceptable to the Company and the Huffman Parties. The Company shall provide the Huffman Parties with a copy of such Form 8-K prior to its filing with the SEC and shall consider in good faith any timely comments of the Huffman Parties and their Representatives. Neither of the Company or any of its Affiliates nor the Huffman Parties or any of their Affiliates shall make any public statement (or other communication reasonably expected to become or result in a public disclosure) regarding the subject matter of this Agreement, this Agreement or the matters set forth in the Form 8-K prior to filing the Form 8-K without the prior written consent of the other party.

4.    Representations and Warranties of the Company. The Company represents and warrants to the Huffman Parties as follows: (a) the Company has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated by this Agreement; (b) this Agreement has been duly and validly authorized, executed, and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms; and (c) the execution, delivery and performance of this Agreement by the Company does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

5.    Representations and Warranties of the Huffman Parties. Each Huffman Party represents and warrants to the Company as follows: (x) such Huffman Party has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated by this Agreement; (y) this Agreement has been duly and validly authorized, executed, and delivered by such Huffman Party, constitutes a valid and binding obligation and agreement of such Huffman Party and is enforceable against such Huffman Party in accordance with its terms; and (z) the execution, delivery and performance of this Agreement by such Huffman Party does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to such Huffman Party, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such Huffman Party is a party or by which it is bound.

6.    Definitions. For purposes of this Agreement:

(a)    the term “Affiliate” has the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act; provided that none of the Company or its Affiliates or Representatives, on the one hand, and the Huffman Parties and their Affiliates or Representatives, on the other hand, shall be deemed to be “Affiliates” with respect to the other for purposes of this Agreement; provided, further, that “Affiliates” of a person shall not include any entity, solely by reason of the fact that one or more of such person’s employees or principals serves as a member of its board of directors or similar governing body, unless such person otherwise controls such entity (as the term “control” is defined in Rule 12b-2 promulgated by the SEC under the Exchange Act); provided, further, that with respect to the Huffman Parties, “Affiliates” shall not include any portfolio operating company (as such term is understood in the private equity industry) of any of the Huffman Parties or their Affiliates unless it is acting at the direction of any Huffman Party or any of its Affiliates with respect to the Company;

(b)    the terms “beneficial owner” and “beneficially own” have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act except that a person will also be deemed to be the beneficial owner of all shares of the Company’s capital stock which such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to the exercise of any rights in connection with any securities or any agreement, arrangement or understanding (whether or not in writing), regardless of when such rights may be exercised and whether they are conditional, and all shares of the Company’s capital stock which such person or any of such person’s Affiliates has or shares the right to vote or dispose;

(c)    the term “Cooperation Period” means the period commencing on the date of this Agreement and continuing until the later of (i) the date of the 2024 Annual Meeting and (ii) the date that is five (5) business days after Mr. Connor ceases to serve as a member of the Board;

(d)    the term “Independent” means that such person qualifies as independent of the Company under all applicable listing standards, applicable rules of the SEC and standards used by the Board in determining the independence of the Company’s directors;

(e)    the term “net long position” shall be as defined in Rule 14e-4 under the Exchange Act;

(f)    the terms “person” or “persons” mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature;

(g)    the term “Representatives” means a party’s directors, principals, members, general partners, managers, officers, employees, agents, and other representatives; and

(h)    the term “SEC” means the U.S. Securities and Exchange Commission.

7.    Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard to this Agreement will be in writing and will be deemed validly given, made or served, if (a) given by facsimile or email, when such facsimile is transmitted to the facsimile number set forth below and sent to the email address set forth below (as applicable), and receipt of such facsimile or email (as applicable) is acknowledged, or (b) if given by any other means, when actually received during normal business hours at the address specified in this Section 7:

if to the Company:

Park Aerospace Corp.

1400 Old Country Road

Westbury, New York 11590

Attention:    Matt Farabaugh, Senior Vice President and Chief Financial officer

Email:          mfarabaugh@parkaerospace.com

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: Steven A. Rosenblum

Sabastian V. Niles

Email:         SARosenblum@wlrk.com

                SVNiles@wlrk.com

Fax:             (212) 403-2000

if to the Huffman Parties:

c/o Huffman Prairie Holdings, LLC

10510 Springboro Pike

Miamisburg, Ohio 45342

Attention:         Shane Connor

Email:               shane@hpholdings.com

with a copy to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, New York 10019

Attention: Andrew Freedman

Dorothy Sluszka

Email:            afreedman@olshanlaw.com

dsluszka@olshanlaw.com

Fax:               (212) 451-2222

8.    Expenses. All fees, costs and expenses incurred in connection with this Agreement and all matters related to this Agreement will be paid by the party incurring such fees, costs or expenses.

9.    Specific Performance; Remedies; Venue.

(a)    The Company and the Huffman Parties acknowledge and agree that irreparable injury to the other party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that the Company and the Huffman Parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity. FURTHERMORE, THE COMPANY AND EACH HUFFMAN PARTY AGREES (1) THE NON-BREACHING PARTY WILL BE ENTITLED TO INJUNCTIVE AND OTHER EQUITABLE RELIEF, WITHOUT PROOF OF ACTUAL DAMAGES; (2) THE BREACHING PARTY WILL NOT PLEAD IN DEFENSE THERETO THAT THERE WOULD BE AN ADEQUATE REMEDY AT LAW; AND (3) THE BREACHING PARTY AGREES TO WAIVE ANY BONDING REQUIREMENT UNDER ANY APPLICABLE LAW, IN THE CASE ANY OTHER PARTY SEEKS TO ENFORCE THE TERMS BY WAY OF EQUITABLE RELIEF. THIS AGREEMENT WILL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

(b)    The Company and each Huffman Party (a) irrevocably and unconditionally submits to the exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York (or, if such court lacks subject matter jurisdiction, in any appropriate New York State or federal court), (b) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such courts, (c) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated by this Agreement shall be brought, tried and determined only in such courts, (d) waives any claim of improper venue or any claim that those courts are an inconvenient forum and (e) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereunder in any court other than the aforesaid courts. The parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7 or in such other manner as may be permitted by applicable law as sufficient service of process, shall be valid and sufficient service thereof.

10.    Severability. If at any time subsequent to the date hereof, any provision of this Agreement is held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision will be of no force and effect, but the illegality or unenforceability of such provision will have no effect upon the legality or enforceability of any other provision of this Agreement.

11.    Termination. This Agreement will terminate on the earlier of (i) the expiry of the Cooperation Period and (ii) upon any material breach of this Agreement by any party hereto upon five (5) business days’ written notice by the non-breaching party to such other party, if such breach has not been cured within such notice period; provided that the party providing such notice is not in material breach of this Agreement at the time such notice is given or prior to the end of the notice period. Upon such termination, this Agreement shall have no further force and effect. Notwithstanding the foregoing, Sections 6, 7, 8, 9, 10, 11, 12, 13 (solely with respect to provisions that survive termination of this Agreement), 14, 15, 16 and 17 hereof shall survive termination of this Agreement, and no termination of this Agreement shall relieve any party of liability for any breach of this Agreement arising prior to such termination.

12.    Counterparts. This Agreement may be executed in one or more counterparts and by scanned computer image (such as .pdf), each of which will be deemed to be an original copy of this Agreement.

13.    Affiliates. Each of the Huffman Parties agrees that it will cause its Affiliates, and their respective employees and other Representatives, to comply with the terms of this Agreement.

14.    No Third-Party Beneficiaries. This Agreement is solely for the benefit of the Company and the Huffman Parties and is not enforceable by any other persons. No party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, without the prior written consent of the other parties, and any assignment in contravention hereof will be null and void.

15.    No Waiver. No failure or delay by any party in exercising any right or remedy hereunder will operate as a waiver thereof, nor will any single or partial waiver thereof preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder.

16.    Entire Understanding; Amendment. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter of this Agreement. This Agreement may be amended only by an agreement in writing executed by the Company and the Huffman Parties.

17.    Interpretation and Construction. The Company and each Huffman Party acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties will be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by the Company and each Huffman Party, and any controversy over interpretations of this Agreement will be decided without regard to events of drafting or preparation. References to specified rules promulgated by the SEC shall be deemed to refer to such rules in effect as of the date of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the parties as of the date of this Agreement.

HUFFMAN PARTIES:

HUFFMAN PRAIRIE FUND I, LP

By:	Huffman Prairie Fund I GP, LLC General Partner

By:	/s/ Shane Connor
	Name:	Shane Connor
	Title:	Managing Member

HUFFMAN PRAIRIE FUND I GP, LLC

By:	/s/ Shane Connor
	Name:	Shane Connor
	Title:	Managing Member

HUFFMAN PRAIRIE HOLDINGS, LLC

By:	/s/ Shane Connor
	Name:	Shane Connor
	Title:	Managing Partner

WINDANCER I, LLC

By:	Windancer Holdings, LLC Investment Manager

By:	/s/ Shane Connor
	Name:	Shane Connor
	Title:	President & Managing Partner

WINDANCER PARTNERS, LLC

By:	/s/ Shane Connor
	Name:	Shane Connor
	Title:	Managing Member

WINDANCER HOLDINGS, LLC

By:	/s/ Shane Connor
	Name:	Shane Connor
	Title:	President & Managing Partner

THE COMPANY

PARK AEROSPACE CORP.

By:	/s/ Brian E. Shore
Name:	Brian E. Shore
Title:	Chief Executive Officer

Exhibit A

Form of Press Release